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                                                                    EXHIBIT 16.1
[LOGO] BDO
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                                BDO Seidman,LLP
                          Accountants and Consultants
                        510 First Citizens Bank Building
                             100 South Elm Street
                     Greensboro, North Carolina 27401-2643
                           Telephone: (910) 275-0931
                              Fax: (910) 379-8397





February 3, 1998



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the disclosure included in Item 8 under the caption "Experts" of Form S-4 for the event that occurred on December 13, 1995, to be filed by our former client, Glenoit Mills, Inc. and Subsidiary. We agree with the statement made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Seidman, LLP